UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 28, 2024

Free Flow USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54868	45-3838831
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9243 John F. Kennedy Blvd., Suite 104

North Bergen, NJ 07047

(Address of principal executive offices)

Phone: +(703) 789-3344

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On August 23, 2024, Free Flow, Inc., (the “Company”) appointed Dr. Ravinder Tikoo as a Director and Chairman of the Board of Directors of the Company. Please find Dr. Tikoo’s information below.

Ravinder Tikoo, M.D., age 57, is a board-certified neurologist who has been in private practice since 2008.  From 2002 to 2017, Dr. Tikoo served as Assistant Clinical Professor at the New York Hospital/Weill Medical College of Cornell University in New York.  From 1997 to 2001, Dr. Tikoo served as Assistant Neurology Attending/Instructor in Neurology for the New York University Medical Center, Department of Neurology.

After graduating with honors with a BS in Chemistry and Biochemistry from the University of Iowa, Dr. Tikoo continued his education there and received his medical degree in 1991.  He completed an internship in general medicine at Northwestern University Medical Center, followed by a residency in neurology at the New York Hospital/Cornell Medical Center.  Dr. Tikoo then completed a fellowship in neurology, also at Cornell Medical Center.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2024, the Company filed a Certificate of Renewal and Revival of Charter with the Delaware Department of State, Division of Corporations in which the name of the corporation was changed from Free Flow, Inc. to Free Flow USA, Inc.

Item 8.01 – Other Events

As of August 15, 2024, the Company’s principle executive offices have moved from 6269 Caledon Road, King George, Virginia 22485 to 9243 John F. Kennedy Blvd., Suite 104, North Bergen, New Jersey 07047.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Renewal and Revival filed May 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Free Flow, Inc.

Date: August 27, 2024By: /s/ Sabir Saleem

Sabir Saleem

President & CEO